                                                                  Exhibit (a)(3)
Name:____________________________
Employee Number:_________________

                            Change of Election Form

If you would like to change your election as to which Eligible Options, if any, you wish to return pursuant to the Offer to exchange options, please indicate in the table below the Eligible Options you now wish to exchange for New Options
and which Eligible Options you do not wish to exchange.   Please note that by
exchanging any of your Eligible Options, you will automatically be deemed to have submitted for exchange all of your Required Options. A Required Option is any option granted to you by Portal on or after February 4, 2001, regardless of exercise price. This Change of Election Form will supercede and cancel any prior Election Form signed and submitted by you to HR Operations.

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                                                                                                  Exchange
--------------------------------------------------------------------------------------------------------------------------
Grant      Grant         Options       Unexercised        Grant       Option              Yes                  No
Date       Number        Granted       Options            Price       Type
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------

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

By choosing to accept the Offer to Exchange, you agree and understand that:

     . you have received the Offer to Exchange and understand the terms of the Offer;
     . the Offer expires on Saturday, August 4, 2001, at 11:59 p.m., Pacific Daylight Time, unless it is extended by us;
     . in order to receive a New Option, you must remain an employee of Portal Software or one of our subsidiaries through the date we grant the New Options. Otherwise, you will not receive any New Options or any other payment or consideration in exchange for the options you returned that were accepted for exchange and cancelled;
     . if your employment is terminated for any reason whatsoever before the date on which the New Options are granted, you will not receive your New Options or a return of the your old options;
     . neither the Offer nor your acceptance of the Offer with respect to any of your Eligible Options and Required Options changes the "at-will" nature of your employment, and either you or Portal may terminate your employment at any time, for any reason, with or without cause;
     . the exercise price for the New Options will be equal to the last reported sale price of Portal's common stock as reported on the Nasdaq National Market (or such other market on which our shares are traded or quoted) on the date we grant the New Options. New Options will not be granted until or promptly after (but not later than 20 days after) the first trading day that is at least six months and one day after the date we accept and cancel the options that have been returned for exchange;
     . the New Options may have a higher price than some or all of the options you returned for exchange, and after the grant of the New Options our common stock may trade a price below the exercise price per share of those options. Thus, depending on the exercise price of the options you returned for exchange and other factors, including the fact that fewer share will be purchasable under the New Options than under options returned for exchange, your New Options may be less valuable than the options that you are returning for exchange;
     . you will receive, in exchange for each Eligible Option and each Required Option that you return and we accept and cancel, a New Option for 75% of the number of unexercised shares purchasable under the options returned for exchange (rounded down to the nearest whole share). Thus, for every four (4) shares of common stock that are purchasable under an Eligible or Required Option returned for exchange, you will receive the right to purchase three (3) shares of common stock under the New Option;
     . all New Options will be granted under the 1999 Plan (with respect to returned options originally granted under the 1999 Plan or 1995 Plan) or under our 2000 Plan (with respect to returned options originally granted under the 2000

          Plan), and will be non-statutory options for U.S. tax purposes, regardless of whether the options returned for exchange were ISOs;
     . to the extent your Eligible Options and your Required Options were granted under our 1999 Plan or our 2000 Plan, the New Options granted in exchange for those options will have substantially the same terms and conditions as those options, except for the reduced number of shares, new exercise price and a new ten-year maximum term;
     . the stock option agreement for each New Option will provide that any dispute relating to the option will be settled by mandatory arbitration. In addition, all new stock option agreement will contain your consent to the transfer of data related to your options and your employment among Portal entities;
     . New Options granted to employees located outside the United States may be subject to certain restrictions and limitations which are described in the attached country-specific Addenda. As a result, an alternative form of stock option agreement with different terms may be required for New Options granted to employees located outside the United States;
     . if we merge with or are acquired by another company prior to the granting of the New Options, the acquiring corporation may not assume our obligations with respect to the Offer and thus you may not receive any New Options to purchase stock of the aquiring company;
     . if you exchange any options pursuant to the Offer, you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of the return for exchange or upon our acceptance and cancellation of the options. In addition, the grant of the New Options is not a taxable event under current U.S. law, and you will not be required under current U.S. law to recognize income for U.S. federal income tax purposes at the time of grant; and
     . all option holders, including those subject to taxation in a foreign jurisdiction, whether by reason of their nationality, residence or otherwise, should consult with their own personal tax advisors as to the tax consequences of their participation in the Offer. Tax consequences may vary depending on each individual participant's circumstances.

===========================================================================

Please sign and date where indicated, provide your home telephone number, and return this form to HR Operations by mail to Portal Software, Inc., 10200 S. De Anza Boulevard, Cupertino, California, Attn.: HR Operations or you may fax the Change of Election Form to 408-572-3417. We must receive your Change of Election Form before the expiration of the Offer. Forms received after the expiration of the Offer will not be accepted. Also, please note that you do not need to include any option letters or other documents relating to the options that you are returning, if any. Portal Software will exchange and cancel such options electronically and update your option records accordingly.

===========================================================================

Signature of Owner:

[ ] I ACCEPT the Offer to exchange the options marked above

[ ] I DO NOT accept the Offer to exchange any options

X______________________________________                   Date:_______________
Signature of Optionee

X______________________________________                   Date:_______________
Signature of Optionee's Spouse
------------------------------

X______________________________________                   Date:________________
Signature of Trustee or Custodian (if applicable)
-------------------------------------------------

Home Telephone Number of Optionee (with area code):_____________________________


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